                                                                    Exhibit 99.2

                        RECEIVABLES PURCHASE AGREEMENT



                                    BETWEEN



                                VW CREDIT, INC.
                                    SELLER



                                      AND



                        VOLKSWAGEN DEALER FINANCE, LLC
                                     BUYER



                         DATED AS OF AUGUST [ ], 2000

                               TABLE OF CONTENTS

                                                                                                         Page
ARTICLE I DEFINITIONS..................................................................................   1
     SECTION 1.1  Definitions..........................................................................   1

ARTICLE II CONVEYANCE OF RECEIVABLES...................................................................   1
     SECTION 2.1  Conveyance of Receivables............................................................   1
     SECTION 2.2  Representations and Warranties of VCI Relating to VCI and this Agreement.............   3
     SECTION 2.3  Representations and Warranties of VCI Relating to the Receivables....................   5
     SECTION 2.4  Addition of Accounts.................................................................   6
     SECTION 2.5  Covenants of VCI.....................................................................   8
     SECTION 2.6  Removal of Accounts..................................................................   9
     SECTION 2.7  Removal of Receivables With Accounts.................................................  10
     SECTION 2.8  Sale of Ineligible Receivables.......................................................  10

ARTICLE III ADMINISTRATION AND SERVICING OF RECEIVABLES................................................  10
     SECTION 3.1  Acceptance of Appointment and Other Matters Relating to the Servicer.................  10
     SECTION 3.2  Servicing Compensation...............................................................  10

ARTICLE IV ALLOCATION AND APPLICATION OF COLLECTIONS...................................................  11
     SECTION 4.1  Allocations and Applications of Collections and Other Funds..........................  11

ARTICLE V OTHER MATTERS RELATING TO SELLER.............................................................  11
     SECTION 5.1  Merger or Consolidation of, or Assumption, of the Obligations of VCI.................  11
     SECTION 5.2  VCI Indemnification of VDF...........................................................  11
     SECTION 5.3  VCI Acknowledgment of Transfers to the Trust.........................................  12

ARTICLE VI TERMINATION.................................................................................  12

ARTICLE VII INTERCREDITOR PROVISIONS...................................................................  13

ARTICLE VIII MISCELLANEOUS PROVISIONS..................................................................  13
     SECTION 8.1  Amendment............................................................................  13
     SECTION 8.2  Protection of Right, Title and Interest to Receivables...............................  14
     SECTION 8.3  Limited Recourse.....................................................................  15
     SECTION 8.4  No Petition Covenant.................................................................  15
     SECTION 8.5  GOVERNING LAW........................................................................  15

     SECTION 8.6  Notices....................................................................  15
     SECTION 8.7  Severability of Provisions.................................................  15
     SECTION 8.8  Assignment.................................................................  15
     SECTION 8.9  Further Assurances.........................................................  15
     SECTION 8.10 No Waiver; Cumulative Remedies.............................................  16
     SECTION 8.11 Counterparts...............................................................  16
     SECTION 8.12 Third-Party Beneficiaries..................................................  16
     SECTION 8.13 Merger and Integration.....................................................  16
     SECTION 8.14 Headings...................................................................  16


EXHIBITS

Exhibit A      Form of Assignment
Exhibit B      Form of Enforceability Opinion of Counsel
Exhibit C      Form of Reassignment


SCHEDULES

Schedule 1 -   List of Accounts
Schedule 2 -   List of Proceedings

          RECEIVABLES PURCHASE AGREEMENT, dated as of August [ ], 2000, between VW Credit, Inc., a Delaware corporation ("VCI"), as seller, and VOLKSWAGEN
                                          ---
DEALER FINANCE, LLC, a Delaware limited liability company ("VDF"), as buyer.
                                                            ---


                             W I T N E S S E T H :

          WHEREAS VCI in the ordinary course of its business finances the purchase of floorplan inventory by automotive dealers thereby generating certain payment obligations under revolving credit account agreements established with such dealers;

          WHEREAS VCI wishes to sell certain of such existing and future payment obligations generated under such accounts from time to time to VDF;

          WHEREAS VDF desires to sell such payment obligations to the Volkswagen Credit Auto Master Owner Trust (the "Trust") pursuant to a trust sale and
                                     -----
servicing agreement, dated as of July 1, 2000 (as the same may from time to time be amended, supplemented or otherwise modified, the "Trust Sale and Servicing
                                                     ------------------------
Agreement"), among VDF, as transferor, VCI, as servicer (in such capacity, the
---------
"Servicer") and the Trust; and
 --------

          WHEREAS, the Trust will pledge all such payment obligations to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders.

          NOW THEREFORE, the parties hereto agree as follows:


ARTICLE 1
                                  DEFINITIONS

          SECTION 1.1  Definitions.  Certain capitalized terms used in this
                       -----------
Agreement shall have the respective meanings assigned to them in Part I of
                                                                 ------
Appendix A to the Trust Sale and Servicing Agreement. All references herein to
----------
"the Agreement" or "this Agreement" are to the Receivables Purchase Agreement as it may be amended and supplemented from time to time, and all references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of Appendix A to the Trust Sale and Servicing Agreement shall
         -------    ----------
be applicable to this Agreement.


ARTICLE 2
                           CONVEYANCE OF RECEIVABLES

          SECTION 2.1  Conveyance of Receivables.  By execution of this
                       -------------------------
Agreement, VCI does hereby sell, transfer, assign, contribute, set over and otherwise convey, without recourse (except as expressly provided herein), to VDF on the Initial Closing Date, in the case of the Initial Accounts, and on the applicable Addition Date, in the case of Additional Accounts, all of its right, title and interest in, to and under the Receivables in each Account and all Collateral Security with respect thereto owned by VCI at the close of business on the Initial Cut-Off Date (including all interest thereon accruing after June 30, 2000, whether paid or payable), in the case of the Initial Accounts, and on the applicable Additional Cut-Off Date, in the case of Additional Accounts, and all monies due or to become due thereon and all amounts received with respect thereto and all proceeds of all of the foregoing (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of New York) and Recoveries thereof (all such assets conveyed pursuant to this Agreement, the "Conveyed Assets"). Subject to Article VI, prior to the
                     ---------------               ----------
earlier of (x) the occurrence of an Early Amortization Event specified in
Section 5.17(a), (b), (c), (d), (e) or (f) of the Indenture and (y) the Trust
---------------  ---  ---  ---  ---    ---
Termination Date, as of each Business Day on which Receivables are created in the Accounts (a "Transfer Date"), VCI does hereby sell, transfer, assign, set
                 -------------
over and otherwise convey (except as expressly provided herein) to VDF, all of its right, title and interest in, to and under the Receivables in each Account (other than any Receivables created in any Removed Account from and after the applicable Removal Date) and all Collateral Security with respect thereto owned by VCI at the close of business on such Transfer Date and not theretofore conveyed to VDF, all monies due or to become due and all amounts received with respect thereto and all proceeds of all of the foregoing (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of New York) and Recoveries thereof. The foregoing sale, contribution, transfer, assignment, set-over and conveyance and any subsequent sales, transfers, assignments, set-overs and conveyances do not constitute, and are not intended to result in, the creation or an assumption by VDF of any obligation of the Servicer, VCI, or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers.

          It is the express intent of the parties hereto that the conveyance of the Conveyed Assets by VCI be, and be construed as, sales and contributions of such Conveyed Assets by VCI to VDF, and not a pledge by VCI to VDF to secure a debt or other obligations of VCI. However, in the event that, notwithstanding the aforementioned intent of the parties, any such Conveyed Assets are held to be the property of VCI, then it is the express intent of the parties to this Agreement that this Agreement constitutes a "security agreement" under the UCC and applicable law, and VCI hereby grants to VDF a first priority, continuing lien and security interest in all right, title and interest of VCI in, to and under the Conveyed Assets sold and contributed pursuant to this Agreement, and all proceeds in respect thereof. VCI shall take such actions, as may be necessary to ensure that if this Agreement were deemed to create a security interest, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such for the term of this Agreement.

          In connection with such sales and contributions, VCI agrees to record and file, at its own expense, a financing statement on form UCC-1 or any other applicable form (and continuation statements when applicable) naming VCI as "seller" and VDF as "buyer" thereon with respect to the Receivables now existing and hereafter created for the sale of chattel paper, general intangibles or accounts (as defined in Sections 9-105 and 9-106 of the UCC as in effect in any state where VCI's or the Servicer's chief executive offices or books and records relating to the Receivables are located) meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the sale, contribution and assignment of the Conveyed Assets to VDF, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to VDF on or prior to the Initial Closing Date, in the case of Initial Accounts, and (if any additional filing is so necessary) the applicable Addition Date, in the case of Additional Accounts. In addition, VCI shall cause to be timely filed in the appropriate filing office any form UCC-1 financing statement and continuation statement necessary to perfect any sale or contribution of Conveyed Assets to VDF. VDF shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sales. The parties hereto intend that the transfers of Receivables effected by this Agreement be sales.

          In connection with such sales and contributions, VCI further agrees, at its own expense, on or prior to the Initial Closing Date, in the case of Initial Accounts, the applicable Addition Date, in the case of Additional Accounts, and the applicable Removal Date, in the case of Removed Accounts, (a) to indicate in its computer files that the Receivables created in connection with the Accounts (other than Removed Accounts) have been sold, and the Collateral Security assigned, to VDF pursuant to this Agreement and sold to the Trust pursuant to the Trust Sale and Servicing Agreement for the benefit of the Residual Interestholder and pledged to the Indenture Trustee under the Indenture for the benefit of the Noteholders and the other Beneficiaries and (b) to deliver to VDF a computer file or microfiche or written list containing a true and complete list of all such Accounts (other than Removed Accounts) specifying for each such Account, as of the Initial Cut-Off Date, in the case of Initial Accounts, and the applicable Additional Cut-Off Date, in the case of Additional Accounts (i) its account number and (ii) the aggregate amount of Principal Receivables in such Account. Such file or list, as supplemented from time to time to reflect Additional Accounts and Removed Accounts, shall be marked as

Schedule 1 to this Agreement and is hereby incorporated into and made a part of
----------
this Agreement. In addition, in connection with such sales or contributions, VCI shall deliver to VDF all documents constituting "instruments" (as defined in the UCC as in effect in the applicable jurisdiction) with such endorsements attached as VDF may reasonably require.

          In consideration for the sale of $[_________________] of Principal Receivables, together with the Collateral Security and interest thereon, transferred to VDF on the Initial Closing Date, VDF shall pay to VCI $[ ] in cash. Of the remaining $[____________________] of Principal Receivables, together with the Collateral Security and interest thereon, transferred to VDF on the Initial Closing Date, $[20,000,000]will be deemed to be a contribution from VCI to VDF and $[_______________________] will be deemed to be a borrowing in that amount by VDF from VCI under the subordinated note, dated as of the same date of this Agreement (the "VDF Subordinated Note"), given by VDF to VCI.
The purchase price for the Receivables sold by VCI to VDF on each Addition Date and on each Transfer Date thereafter shall be a price agreed to by VDF and VCI at the time of acquisition by VDF, which price shall not, in the opinion of VDF, be materially less favorable to VDF than prices for transactions of a generally similar character at the time of the acquisition taking into account the quality of such Receivables and other pertinent factors; provided that such consideration shall in any event not be less than reasonably equivalent value therefor. If and to the extent that VDF shall not have funds available to pay VCI the purchase price for the Receivables transferred, an amount equal to the portion of the purchase price for such Receivables for which VDF shall not have the funds shall be deemed to be a borrowing in the amount of such deficiency by VDF from VCI under the VDF Subordinated Note.

          SECTION 2.2 Representations and Warranties of VCI Relating to VCI and
                      ---------------------------------------------------------
this Agreement. VCI hereby represents and warrants to VDF as of each Initial
--------------
Closing Date that:

          (1) Organization and Good Standing.  VCI is a corporation duly
              ------------------------------
organized and validly existing and in good standing under the law of the State of Delaware and has, in all material respects, full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

          (2) Due Qualification.  VCI is duly qualified to do business and,
              -----------------
where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

          (3) Due Authorization.  The execution and delivery of this Agreement
              -----------------
and the consummation of the transactions provided for or contemplated by this Agreement have been duly authorized by VCI by all necessary corporate action on the part of VCI.

          (4) No Conflict.  The execution and delivery of this Agreement, the
              -----------
performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which VCI is a party or by which it or its properties are bound.

          (5) No Violation.  The execution and delivery of this Agreement, the
              ------------
performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof applicable to VCI, will not conflict with or violate any material Requirements of Law applicable to VCI.

          (6) No Proceedings.  Except as disclosed on Schedule 2 hereto, there
              --------------                          ----------
are no proceedings or, to the best knowledge of VCI, investigations, pending or threatened against VCI, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of VCI, would materially and adversely affect the performance by VCI of its obligations under this Agreement,
(iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (v) seeking to affect adversely the income tax attributes of the Trust under the United States federal or any other applicable state, local or foreign jurisdiction's income, single business or franchise tax systems.

          (7) All Consents Required.  All appraisals, authorizations, consents,
              ---------------------
orders, approvals or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof or thereof, have been obtained.

          (8) Enforceability.  This Agreement constitutes a legal, valid and
              --------------
binding obligation of VCI enforceable against VCI in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (9) Record of Accounts.  As of the Initial Closing Date, in the case
              ------------------
of Initial Accounts, as of the applicable Addition Date, in the case of the Additional Accounts, and, as of the applicable Removal Date, in the case of Removed Accounts, Schedule 1 to this Agreement is an accurate and complete
                  ----------
listing in all material respects of all the Accounts as of the Initial Cut-Off Date, the applicable Additional Cut-Off Date or the applicable Removal Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Initial Cut-Off Date, such applicable Additional Cut-Off Date or such Removal Date, as the case may be.

         (10) Valid Transfer.  This Agreement or, in the case of Additional
              --------------
Accounts, the related Assignment constitutes a valid sale, transfer and assignment to VDF of all right, title and interest of VCI in the Receivables and the Collateral Security and the proceeds thereof. Upon the filing of the financing statements described in Section 2.1 with the Secretary of State of the
                                  -----------
State of Michigan and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, VDF shall have a first priority perfected ownership interest in such property. Except as otherwise provided in the Basic Documents, neither VCI nor any Person claiming through or under VCI has any claim to or interest in the Owner Trust Estate or the Trust Estate.

          The representations and warranties set forth in this Section 2.2 shall
                                                               -----------
survive the transfer and assignment of the Receivables to VDF. Upon discovery by VCI or VDF of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party.

          In the event a breach of any of the representations and warranties set forth in this Section 2.2 results in the obligation of VDF to redeem the Notes
              -----------
pursuant to Section 2.3 of the Trust Sale and Servicing Agreement and Section
            -----------                                               -------
10.1 of the Indenture, VCI shall repurchase the Receivables and the Collateral
----
Security and pay to VDF on the Business Day preceding the date on which such redemption of Notes is to be made an amount of cash equal to the amount VDF is required to deposit into the Note Distribution Account pursuant to Section 2.3
                                                                   -----------
of the Trust Sale and Servicing Agreement. The obligation of VCI to purchase the retransferred Receivables pursuant to this Section 2.2 shall constitute the sole remedy against VCI respecting an
     -----------
event of the type specified in the first sentence of this paragraph available to VDF, the Trust and to the Noteholders (or the Indenture Trustee on behalf of the Noteholders.)

          SEC  Representations and Warranties of VCI Relating to the
               -----------------------------------------------------
Receivables.

          (1) Representations and Warranties.  VCI hereby represents and
              ------------------------------
warrants to VDF that:

          (1) Each Receivable and all Collateral Security existing on the Initial Closing Date or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, has been conveyed to VDF free and clear of any Lien (other than the Lien held by VCI subject to
     Article VII hereof).
     -----------

          (2) With respect to each Receivable and all Collateral Security existing on the Initial Closing Date or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by VCI in connection with the conveyance of such Receivable or Collateral Security to VDF have been duly obtained, effected or given and are in full force and effect.

          (3) On the Initial Cut-Off Date and each Closing Date, each Initial Account is an Eligible Account or in the case of an Additional Account, on the applicable Additional Cut-Off Date and subsequent Closing Date, each Account or Additional Account is an Eligible Account.

          (4) On the Initial Closing Date, in the case of the Initial Accounts, and, in the case of the Additional Accounts, on the applicable Additional Cut-Off Date, and on each Transfer Date, each Receivable conveyed to VDF on such date is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to VDF in accordance with
     Section 2.8.
     -----------

          (2) Notice of Breach.  The representations and warranties set forth in
              ----------------
this Section 2.3 shall survive the transfer and assignment of the Receivables to
     -----------
VDF. Upon discovery by VCI or VDF of a breach of any of the representations and warranties set forth in this Section 2.3, the party discovering such breach
                             -----------
shall give prompt written notice to the other party.

          (3) Repurchase.  In the event any representation or warranty under
              ----------
Section 2.3(a) is not true and correct as of the date specified therein with
--------------
respect to any Receivable or Account and VDF in connection therewith, is required to purchase such Receivable or all Receivables in such Account pursuant to Section 2.4(c) of the Trust Sale and Servicing Agreement, then within 30 days
   --------------
(or such longer period as may be agreed to by VDF) of the earlier to occur of the discovery of any such event by VCI or VDF, or receipt by VCI or VDF of written notice of any such event given by the Owner Trustee, the Indenture Trustee, any Agent or Enhancement Providers, VCI shall repurchase such Receivable or Receivables which VDF is required to accept reassignment pursuant to the Trust Sale and Servicing Agreement on the Business Day preceding the Determination Date on which such reassignment is to occur.

          VCI shall purchase each such Receivable by making a payment to VDF in immediately available funds on the Business Day preceding the Payment Date on which such reassignment is to occur in an amount equal to the Purchase Price for such Receivable. Upon payment of the Purchase Price, VDF shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to VCI, without recourse, representation or warranty, all the right, title and interest of VDF in and to such Receivable, all Collateral Security and all monies due or to become due with respect thereto and all proceeds thereof. VDF shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by VCI to effect the conveyance of such Receivables pursuant to this Section. The obligation of VCI to repurchase any such Receivable shall constitute the sole remedy respecting the event giving rise to such obligation available to VDF, the Trust, the Noteholders and the Residual Interestholder (or the Owner Trustee on behalf of the Residual Interestholder or the Indenture Trustee on behalf of the Noteholders).

          SECTION 2.4  Addition of Accounts.
                       --------------------

          (1) VCI may from time to time offer to voluntarily designate additional Eligible Accounts to be included as Accounts, subject to the conditions specified in paragraph (b) below. If any such offer is accepted by
                        --------- ---
VDF, Receivables and the related Collateral Security from such Additional Accounts shall be sold to VDF effective on a date (the "Addition Date")
                                                        -------------
specified in a written notice provided by VCI (or the Servicer on its behalf) to VDF and any Enhancement Providers specifying the Additional Cut-Off Date and the Addition Date for such Additional Accounts (the "Addition Notice") on or before
                                                 ---------------
the fifth Business Day but not more than the 30th day prior to the related Addition Date (the "Notice Date").
                    -----------

          (2) VCI shall be permitted to convey to VDF the Receivables and all Collateral Security related thereto in any Additional Accounts designated by VCI as such pursuant to Section 2.4(a) only upon satisfaction of each of the
                    --------------
following conditions on or prior to the related Addition Date; provided, however, conditions (i), (vi), (vii) and (viii) below shall be inapplicable to
                    ---  ----  -----     ------
Accounts designated by VDF as Automatic Additional Accounts under Section 2.5(b)
                                                                  --------------
of the Trust Sale and Servicing Agreement:

          (1) VCI shall provide VDF and any Enhancement Providers with a timely Addition Notice.

          (2) Such Additional Accounts shall all be Eligible Accounts.

          (3) VCI shall have delivered to VDF a duly executed written assignment (including an acceptance by VDF) in substantially the form of Exhibit A
                                                                   ---------
     (the "Assignment")
           ----------
     and the computer file or microfiche or written list required to be delivered pursuant to Section 2.1.
                           -----------

          (4) VCI shall have delivered to VDF for deposit in the Collection Account all Collections with respect to such Additional Accounts since the Additional Cut-Off Date.

          (5) (A) No selection procedures believed by VCI to be adverse to the interests of VDF or the Beneficiaries were used in selecting such Additional Accounts; (B) the list of Additional Accounts delivered pursuant to clause (iii) above is true and correct in all material respects as of
        ------------
     the Additional Cut-Off Date and (C) as of each of the Notice Date and the Addition Date, neither VCI, VDF nor the Servicer are insolvent nor will have been made insolvent by such transfer nor are aware of any pending insolvency.

          (6)  After giving effect to the addition of such Additional Accounts,
     (a) the results of (i) the Pool Balance minus the aggregate Invested Amount
                                             -----
     for all Series minus (ii) the outstanding principal balance of the VDF
                    -----
     Subordinated Note is greater than or equal to (b) 4% of the Outstanding Amount for all Notes Outstanding.

          (7) The addition of the Receivables arising in such Additional Accounts shall not result in the occurrence of an Early Amortization Event or Investment Event.

          (8) VCI shall have delivered to VDF and any Enhancement Providers a certificate of an Executive Officer confirming the items set forth in paragraphs (ii) through (vii) above.
     ---------------         -----

          With respect to Automatic Additional Accounts, VCI shall deliver to VDF and any Enhancement Providers an Opinion of Counsel for the same time periods as the Transferor is required to deliver under Section 2.5(b) of the Trust Sale and Servicing Agreement.

          (3) VCI hereby represents and warrants as of the applicable Addition Date as to the matters set forth in Section 2.4(b)(v) and (vii). The
                                    -----------------     -----
representations and warranties set forth in Section 2.4(b)(v) shall survive the
                                            -----------------
sale, contribution and assignment of the respective Receivables and the related Collateral Security to VDF. Upon discovery by VCI or VDF of a breach of any of the foregoing representations and warranties, the party discovering the breach shall give prompt written notice to the other party and to any Enhancement Providers.

          SECTION 2.5  Covenants of VCI.  VCI hereby covenants that:
                       ----------------

          (1) No Liens.  Except for the conveyances hereunder and under the
              --------
other Basic Documents, VCI will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable or any Collateral Security, whether now existing or hereafter created, or any interest therein other than a Note or the Residual Interest (other than the Lien held by VCI subject to Article VII hereof) and VCI shall
                                            -----------
defend the right, title and interest of VDF and the Trust in, to and under the Receivables and the Collateral Security, whether now existing or hereafter created, against all claims of third parties claiming through or under VCI.

          (2)  Floorplan Financing Agreements and Guidelines.  VCI shall comply
               ---------------------------------------------
with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the applicable Floorplan Financing Agreements relating to the Accounts and the applicable Floorplan Financing Guidelines, except insofar as any failure to so comply or perform would not materially and adversely affect the rights of VDF, the Trust the Residual Interestholder, the Noteholders or any Enhancement Providers. Subject to compliance with all Requirements of Law, VCI, in its capacity of Servicer, may change the terms and provisions of the Floorplan Financing Agreement or the Floorplan Financing Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the rate of the finance charge assessed thereon) only if such change would be permitted pursuant to Section 3.1(d) of the Trust Sale and
                                      --------------
Servicing Agreement.

          (3)  Account Allocations.  In the event that VCI is unable for any
               -------------------
reason to transfer Receivables to VDF, then VCI agrees that it shall allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with the terms of the Trust Sale and Servicing Agreement. The parties hereto agree that Non-Principal Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to VDF and by VDF to the Trust shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to VDF and Collections with respect thereto shall continue to be allocated and paid in accordance with Section 8.2 of the
                                                           -----------
Indenture.

          (4)  Delivery of Collections.  In the event that VCI receives
               -----------------------
Collections, VCI agrees to pay the Servicer or any Successor Servicer all payments received by VCI in respect of the Receivables as soon as practicable after receipt thereof by VCI, but in no event later than two Business Days after the receipt by VCI thereof.

          (5)  Notice of Liens.  VCI shall notify in writing VDF, the Owner
               ---------------
Trustee and the Indenture Trustee promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder or under the Trust Sale and Servicing Agreement or the Indenture.

          (6)  Compliance with Law.  VCI hereby agrees to comply in all material
               -------------------
respects with all Requirements of Law applicable to VCI.

          SECTION 2.6    Removal of Accounts.
                         -------------------

          (1) On each Determination Date on which Accounts, including all amounts then held by the Trust or thereafter received by the Trust with respect to such Accounts, are removed from the Trust pursuant to Section 2.7 of the
                                                         -----------
Trust Sale and Servicing Agreement, VDF shall be deemed to have offered to VCI automatically and without notice to or action by or on behalf of VDF, the right to remove Eligible Accounts from the operation of this Agreement in the manner prescribed in Section 2.6(b).
              --------------

          (2) To accept such offer and remove Accounts, including all amounts then held by the Trust or thereafter received by the Trust with respect to such Accounts, VCI (or the Servicer on its behalf) shall take the following actions and make the following determinations:

          (1) not less than five Business Days prior to the Removal Commencement Date, furnish to VDF, the Owner Trustee, the Indenture Trustee, any Enhancement Providers and the Rating Agencies a written notice (the "Removal Notice") specifying the Determination Date (which may be the
           --------------
     Determination Date on which such notice is given) on which removal of one or more Accounts (the "Designated Accounts") will commence (a "Removal
                            -------------------                     -------
     Commencement Date");
     -----------------

          (2) determine on the Removal Commencement Date the aggregate principal balance of Receivables in respect of each Designated Account (the "Designated Balance");
      ------------------

          (3) from and after such Removal Commencement Date, cease to transfer to VDF any and all Receivables arising in such Designated Accounts;

          (4) from and after the Removal Commencement Date, allocate all Principal Collections in respect of each Designated Account, first to the oldest outstanding principal balance of the Designated Account, until the Determination Date on which the Designated Balance in the Designated Account is reduced to zero (the "Removal Date");
                                      ------------

          (5) on each Business Day from and after the Removal Commencement Date to and until the related Removal Date, allocate (A) to the Trust (to be further allocated pursuant to the Trust Sale and Servicing Agreement), Non-Principal Collections in respect of each Designated Account for Receivables in all Designated Accounts transferred to the Trust and (B) to the Transferor the remainder of the Non-Principal Collections in the Designated Accounts;

          (6) represent and warrant that the removal of any Eligible Account on any Removal Date shall not, in the reasonable belief of VCI, cause an Early Amortization Event or Investment Event to occur;

          (7) represent and warrant that no selection procedures believed by VCI to be adverse to the interests of the Residual Interestholder, the Noteholders or any Enhancement Providers were utilized in selecting the Accounts to be removed;

          (8) represent and warrant that the removal will not result in a reduction or withdrawal of the rating of any outstanding Series or class of Notes; and

          (9) on or before the related Removal Date, deliver to the Indenture Trustee and any Enhancement Provider an Officer's Certificate confirming the items set forth in clauses (vi), (vii) and (viii) above.
                            ------- ----  -----     ------

          (3)  Subject to Section 2.6(b), and upon the satisfaction of the
                          ------- ------
conditions therein, on the Removal Date with respect to any such Designated Accounts, such Designated Accounts shall be deemed removed by operation of this Agreement for all purposes (a "Removed Account"). After the Removal Date and
                               ------- -------
upon the written request of the Servicer, VDF shall deliver to VCI a reassignment in substantially the form of Exhibit C (the "Reassignment").
                                          ------- -       ------------

          SECTION 2.7    Removal of Receivables With Accounts. On any date on
                         ------------------------------------
which the Transferor shall deliver a notice that it intends to remove any Accounts and reassign the then existing Receivables in such Account pursuant to
Section 2.8(b) of the Trust Sale and Servicing Agreement (which date will be deemed the Removal Commencement Date for such Account), the Transferor shall commence the removal of such Accounts and reassign the then existing Receivables in such Account from the Trust by taking each of the actions specified in clauses (i) through (ix) of Section 2.6(b) for such Accounts and Receivables.
------- ---         ----    ------- ------

          SECTION 2.8    Sale of Ineligible Receivables. VCI shall sell to VDF
                         ------------------------------
on each Transfer Date any and all Receivables arising in any Eligible Accounts that are Ineligible Receivables, provided that on the Initial Cut-Off Date or, in the case of Receivables arising in Additional Accounts, on the related Additional Cut-Off Date, and on the applicable Transfer Date, the Account in which such Receivables arise is an Eligible Account.


ARTICLE 3
                  ADMINISTRATION AND SERVICING OF RECEIVABLES

          SECTION 3.1    Acceptance of Appointment and Other Matters Relating
                         ----------------------------------------------------
to the Servicer.
---------------

          (1) VCI agrees to act as the Servicer under this Agreement and the Trust Sale and Servicing Agreement, and VDF consents to VCI acting as the Servicer. VCI will have ultimate responsibility for servicing, managing and making collections on the Receivables and will have the authority to make any management decisions relating to such Receivables, to the extent such authority is granted to the Servicer under the Basic Documents.

          (2) The Servicer shall service and administer the Receivables in accordance with the provisions of the Basic Documents.

          SECTION 3.2    Servicing Compensation. As full compensation for its
                         ----------------------
servicing activities hereunder and under the Trust Sale and Servicing Agreement, the Servicer shall be entitled to receive the Servicing Fee on each Payment Date. The Servicing Fee shall be paid in accordance with the terms of the Trust Sale and Servicing Agreement.


ARTICLE 4
                   ALLOCATION AND APPLICATION OF COLLECTIONS

          SECTION .1     Allocations and Applications of Collections and Other
                         -----------------------------------------------------
Funds. The Servicer will apply all Collections with respect to the Receivables
-----
and all funds on deposit in the Collection Account as described in Article IV of
                                                                   ----------
the Trust Sale and Servicing Agreement and Article VIII of the Indenture.
                                           ------------

ARTICLE 5
                       OTHER MATTERS RELATING TO SELLER

          SECTION 5.1    Merger or Consolidation of, or Assumption, of the
                         -------------------------------------------------
Obligations of VCI. VCI shall not consolidate with or merge into any other
------------------
corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (1) the corporation formed by such consolidation or into which VCI is merged or the Person which acquires by conveyance or transfer the properties and assets of VCI substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia and, if VCI is not the surviving entity, such corporation shall assume, without the execution or filing of any paper or any further act on the part of any of the parties hereto, the performance of every covenant and obligation of VCI hereunder; and

          (2) VCI has delivered to VDF, the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer comply with this Section 5.1
                                                                    -----------
and that all conditions precedent herein provided for relating to such transaction have been complied with.

          SECTION 5.2    VCI Indemnification of VDF. VCI shall, out of its own
                         --------------------------
funds, indemnify and hold harmless VDF, from and against any loss, liability, expense, claim, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of VCI pursuant to this Agreement arising out of or based on the arrangement created by this Agreement and the activities of VCI taken pursuant thereto, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that VCI shall not indemnify VDF
                             --------  -------
if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence or wilful misconduct by VDF; and provided further, that VCI shall not
                                            -------- -------
indemnify VDF for any liabilities, cost or expense of VDF with respect to any federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by VDF in connection herewith to any taxing authority. Any indemnification under this Section 5.2 shall survive the
                                                 -----------
termination of the Agreement.

          SECTION 5.3    VCI Acknowledgment of Transfers to the Trust. By its
                         --------------------------------------------
execution of the Trust Sale and Servicing Agreement, VCI acknowledges that VDF shall, pursuant to the Trust Sale and Servicing Agreement, transfer the Receivables purchased hereunder and the Collateral Security to the Trust and assign its rights associated therewith under this Agreement to the Trust, subject to the terms and conditions of the Trust Sale and Servicing Agreement, and that the Trust shall in turn further pledge, assign or transfer its rights in such property and this Agreement to the Indenture Trustee under the Indenture.


ARTICLE 6
                                  TERMINATION

          This Agreement will terminate immediately after the Trust terminates pursuant to the Trust Agreement. In addition, VDF shall not purchase Receivables nor shall VCI designate Additional Accounts if VCI shall become an involuntary party to (or be made the subject of) any proceeding provided for by any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to VCI or relating to all or substantially all of its property (an "Involuntary Case") and such Involuntary Case shall have
                         ----------------
continued for a period of twenty Business Days from and including the day of receipt by VCI at its principal corporate office of notice of such Involuntary Case; provided that during such twenty Business Day period, VDF shall suspend its purchase of Receivables and shall hold all Collections of Principal Receivables that would have been available to purchase Receivables in the Collection Account and (a) if by the first Business Day after such twenty Business Day period, neither VCI nor VDF has obtained an order from the court having jurisdiction of such case or filing which order approves the continuation of the sale of Receivables by VCI to VDF and which provides that VDF and any of its transferees (including the Owner Trustee and the Indenture Trustee) may conclusively rely on such order for the validity and nonavoidance of such transfer (the "Order"), VDF shall hold such Collections in the Collection
               -----
Account until such time as they may be paid as elsewhere provided herein and shall not purchase Receivables thereafter, or (b) if by such first Business Day, VCI or VDF has obtained such Order, VCI may continue selling Receivables, and VDF may continue purchasing Receivables, pursuant to the terms hereof, as modified by the immediately succeeding sentence. During the period after the twenty Business Day period described above and before the end of the 60-day period described below, the purchase price of the Receivables transferred during such period, notwithstanding anything in this Agreement to the contrary, shall be paid to VCI by VDF in cash not later than the same Business Day of any sale of Receivables. During such period, Receivables will be considered transferred to VDF only to the extent that the purchase price therefor has been paid in cash on the same Business Day. If an Order is obtained but subsequently is reversed or rescinded or expires, VCI shall immediately cease selling Receivables to VDF, and VDF shall immediately cease buying Receivables. VCI shall give prompt written notice to each of VDF, the Owner Trustee and the Indenture Trustee immediately upon becoming a party to an Involuntary Case. If by the first Business Day after the 60-day period after such involuntary filing, such Involuntary Case has not been dismissed, VDF shall not purchase thereafter Receivables or designated Additional Accounts for transfer to the Issuer.


ARTICLE 7
                           INTERCREDITOR PROVISIONS

          With respect to a Dealer which is the obligor under Receivables that have been or will be sold to VDF hereunder, VCI may be or become a lender to such Dealer under an agreement or arrangement (a "Nonfloorplan Agreement") other
                                                  ----------------------
than a Floorplan Financing Agreement pursuant to which VCI has been granted a security interest in the same collateral (the "Common Collateral") in which the
                                               -----------------
Floorplan Financing Agreement for such Dealer creates a security interest, which Common Collateral may include the same Vehicle (the "Common Vehicle Collateral")
                                                     -------------------------
in which such Floorplan Financing Agreement creates a security interest. The Common Collateral other than the related Common Vehicle Collateral is referred to herein as the "Common Non-Vehicle Collateral." VCI agrees that with respect to each Receivable of each such Dealer (i) the security interest in such Common Vehicle Collateral granted to VCI pursuant to any Nonfloorplan Agreement is junior and subordinate to the security interest created by the related Floorplan Financing Agreement, (ii) VCI has no legal right to realize upon such Common Vehicle Collateral or exercise its rights under the Nonfloorplan Agreement in any manner that is materially adverse to VDF, the Trust, the Residual Interestholder or the Noteholders in respect of the Common Vehicle Collateral until all required payments in respect of such Receivable under the Floorplan Financing Agreement have been paid, and (iii) in realizing upon such Common Vehicle Collateral, neither VDF nor the Trust shall have any obligation to protect or preserve the rights of VCI in such Common Vehicle Collateral. VDF agrees that with respect to each Receivable of each such Dealer (a) the security interest in such Common Non-Vehicle Collateral created by the Floorplan Financing Agreement and hereby assigned to VDF is junior and subordinate to the security interest therein created by the Nonfloorplan Agreement, (b) VDF has no legal right to realize upon such Common Non-Vehicle Collateral or exercise its rights under the Floorplan Financing Agreement in any manner that is materially adverse to VCI until all required payments in respect of the obligation created or secured by the Nonfloorplan Agreement have been made, and (c) in realizing on such Common Non-Vehicle Collateral, VCI shall not be obligated to protect or preserve the rights of VDF or the Trust in such Common Non-Vehicle Collateral. The Trust Sale and Servicing Agreement and the Indenture shall provide that the Trust and the Indenture Trustee on behalf of the Noteholders is subject to the preceding sentence. If VCI in any manner assigns or transfers any rights under, or any obligation evidenced or secured by, a Nonfloorplan Agreement, VCI shall make such assignment or transfer subject to the provisions of this Article VII
                                                                   -----------
and shall require such assignee or transferee to acknowledge that it takes such assignment or transfer subject to the provisions of this Article VII and to
                                                         -----------
agree that it will require the same acknowledgment from any subsequent assignee or transferee.


ARTICLE 8
                           MISCELLANEOUS PROVISIONS

          SECTION 8.1    Amendment.
                         ---------

          (1) This Agreement may be amended from time to time (with prior written notice to the Rating Agencies and the Indenture Trustee) by a written amendment duly executed and delivered by VCI and VDF.

          (2) Notwithstanding anything contained herein to the contrary, this Agreement may be amended by VCI and VDF, but without the consent of any of the Noteholders to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (a) the transfer to Issuer of all or any portion of the Receivables to be derecognized under generally accepted accounting principles ("GAAP"), (b) the Trust to avoid becoming a member of Servicer's
             ----
consolidated group under GAAP, (c) the Transferor or any Affiliate of the Transferor or any of their Affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle or (d) the Transferor or Servicer to remove and reassign any Accounts and/or some or all of the Receivables arising therein to the extent such removal and reassignment would be consistent with derecognition under GAAP of the transfer of such Receivables to the Issuer; it being a condition to any such amendment that the Rating Agency Condition shall have been met.


          SECTION 8.2    Protection of Right, Title and Interest to Receivables.
                         ------------------------------------------------------

          (1) VCI shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering VDF's right, title and interest to the Receivables and Collateral Security (other than the Lien held by VCI subject to Article VII
                                                                -----------
hereof) relating thereto to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of VDF hereunder. VCI shall deliver to VDF file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. VDF shall cooperate fully with VCI in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 8.2(a).
                           --------------

          (2) Within 30 days after VCI makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with Section 8.2(a) seriously misleading within
                                   --------------
the meaning of Section 9-402(7) of the UCC as in effect in the State of Michigan (or, if applicable, the corresponding Section of the UCC as may be in effect in such other jurisdiction where VCI's principal executive offices or books or records relating to the Receivables are located), VCI shall give VDF and any Agent notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of VDF's security interest in the Receivables and the proceeds thereof.

          (3) VCI will give VDF prompt written notice of any relocation of any office at which it keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of VDF's security interest in the Receivables and the proceeds thereof. VCI will at all times maintain its principal executive offices within the United States of America.

          (4)  VCI will deliver to VDF:

          (1) upon the execution and delivery of each amendment of this Agreement, an Opinion of Counsel to the effect specified in Exhibit B;
                                                                 ---------

          (2) on each Addition Date on which any Additional Accounts are to be included as the Accounts pursuant to Section 2.4 hereof, an Opinion of
                                          -----------
     Counsel as specified in Section 2.4; provided, however, that no such
                             -----------  --------  -------
     Opinion of Counsel shall be necessary in the case of Automatic Additional Accounts as contemplated in Section 2.5 of the Trust Sale and Servicing
                                 -----------
     Agreement; and

          (3) on or before April 30 of each year, beginning with April 30, 2001, an Opinion of Counsel dated as of a date during such four-month period, substantially in the form of Exhibit B.
                                          ---------

          SECTION 8.3    Limited Recourse. Notwithstanding anything to the
                         ----------------
contrary contained herein, the obligations of VDF hereunder shall not be recourse to VDF (or any person or organization acting on behalf of VDF or any affiliate, officer or director of VDF), other than to any assets of VDF not pledged to third parties or otherwise encumbered in a manner permitted by VDF's Limited Liability Company Agreement; provided, however, that any payment by VDF made in accordance with this Section 8.3 shall be made only after payment in
                             -----------
full of any amounts that VCI is obligated to deposit in the Collection Account pursuant to this Agreement; provided further that the Noteholders shall be
                            -------- -------
entitled to the benefits of the subordination of the Collections allocable to the Residual Interest to the extent provided in the Series Supplement.

          SECTION 8.4    No Petition Covenant. VCI hereby covenants and agrees
                         --------------------
that it will not at any time institute against VDF any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

          SECTION 8.5    GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN
                         -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF OR OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 8.6    Notices. All demands, notices and communications
                         -------
hereunder shall be in writing and shall be delivered as specified in Appendix B
                                                                     ----------
to the Trust Sale and Servicing Agreement.

          SECTION 8.7    Severability of Provisions. If any one or more of the
                         --------------------------
covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or rights of the Noteholders.

          SECTION 8.8    Assignment. Notwithstanding anything to the contrary
                         ----------
contained herein, this Agreement may not be assigned by VCI without the prior consent of VDF and the Trust. VDF may assign its rights, remedies, powers and privileges under this Agreement to the Trust pursuant to the Trust Sale and Servicing Agreement which may be assigned to the Indenture Trustee pursuant to the Indenture.

          SECTION 8.9    Further Assurances. VCI agrees to do and perform, from
                         ------------------
time to time, any and all acts and to execute any and all further instruments required or reasonably requested by VDF more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

          SECTION 8.10   No Waiver; Cumulative Remedies. No failure to exercise
                         ------------------------------
and no delay in exercising, on the part of VDF, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          SECTION 8.11   Counterparts. This Agreement may be executed in two or
                         ------------
more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          SECTION 8.12   Third-Party Beneficiaries. This Agreement will inure to
                         -------------------------
the benefit of and be binding upon the parties hereto, the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders, the Residual Interestholder, the Enhancement Providers and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

          SECTION 8.13   Merger and Integration. Except as specifically stated
                         ----------------------
otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

          SECTION 8.14   Headings. The headings herein are for purposes of
                         --------
reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.


                                 *   *   *   *

      IN WITNESS WHEREOF, VCI and VDF have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

                              VW CREDIT, INC.,
                              Seller


                              By___________________________________
                              Name:
                              Title:



                              VOLKSWAGEN DEALER FINANCE, LLC,
                              Buyer


                              By___________________________________
                              Name:
                              Title:

                                   Schedule 1
                                   ----------

                                List of Accounts

                                   Schedule 2
                                   ----------

                              List of Proceedings

                                                                       EXHIBIT A
                                                                          TO RPA


            FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS
   (As required by Section 2.4(b)(iii) of the Receivables Purchase Agreement)
                   -------------------

     ASSIGNMENT No. ___ OF RECEIVABLES IN ADDITIONAL ACCOUNTS dated as of ___________, among VOLKSWAGEN DEALER FINANCE LLC ("VDF"), as buyer, and VW
                                                   ---
CREDIT, INC. ("VCI"), as seller, pursuant to the Receivables Purchase Agreement
               ---
referred to below.

                             W I T N E S S E T H :

     WHEREAS, VCI and VDF are parties to a Receivables Purchase Agreement dated as of July 1, 2000 (as amended or supplemented, the "Receivables Purchase
                                                     --------------------
Agreement"):
---------

     WHEREAS, pursuant to the Receivables Purchase Agreement, VCI wishes to designate Additional Accounts to be included as Accounts and to convey the Receivables and Collateral Security of such Additional Accounts, whether now existing or hereafter created, to VDF as part of the corpus of the Trust (as each such term is defined in the Receivables Purchase Agreement); and

     WHEREAS VDF is willing to accept such designation and conveyance subject to the terms and conditions hereof;

     NOW, THEREFORE, VCI and VDF hereby agree as follows:

          1.   Defined Terms.  All capitalized terms used herein shall have the
               -------------
meanings ascribed to them in Appendix A of the Trust Sale and Servicing
                             ----------
Agreement (as amended or Supplemented, the "Trust Sale and Servicing Agreement")
                                            ----------------------------------
unless otherwise defined herein. "Addition Date" shall mean, with respect to the Additional Accounts designated hereby, __________, _____.

          2.   Designation of Additional Accounts.  VCI hereby delivers herewith
               ----------------------------------
a computer file or microfiche or written list containing a true and complete list of all such Additional Accounts specifying for each such Account, as of the Additional Cut-Off Date, its account number, the aggregate amount of Receivables outstanding in such Account and the aggregate amount of Principal Receivables in such Account. Such file or list shall, as of the date of this Assignment, supplement Schedule 1 to the Receivables Purchase Agreement.
           ----------

          3.   Conveyance of Receivables.
               -------------------------

          1. VCI does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided in the Receivables Purchase Agreement), to VDF, on the

Addition Date all of its right, title and interest in, to and under the Receivables in such Additional Accounts and all Collateral Security with respect thereto, owned by VCI and existing at the close of business on the Additional Cut-Off Date and thereafter created from time to time, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Michigan) and Recoveries thereof. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute and is not intended to result in the creation or an assumption by VDF of any obligation of the Servicer, VCI or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers.

          2. In connection with such sale, VCI agrees to record and file, at its own expense, a financing statement on form UCC-1 (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created for the sale of chattel paper, general intangibles or accounts (as defined in Sections 9-105 and 9-106 of the UCC as in effect in any state where VCI's or the Servicer's chief executive offices or books and records relating to the Receivables are located) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale, contribution and assignment of the Receivables and the Collateral Security to VDF, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to VDF on or prior to the Addition Date. In addition, VCI shall cause to be timely filed in the appropriate filing office any form UCC-1 financing statement and continuation statement necessary to perfect any sale of Receivables to VCI. VDF shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sale. The parties hereto intend that the sales of Receivables effected by this Agreement be sales.

          3. In connection with such sale, VCI further agrees, at its own expense, on or prior to the Addition Date, to indicate in its computer files that the Receivables created in connection with the Additional Accounts designated hereby have been sold and the Collateral Security assigned to VDF pursuant to this Assignment and sold to the Trust pursuant to the Trust Sale and Servicing Agreement for the benefit of the Noteholders, the Residual Interestholder and any Enhancement Providers. In addition, in connection with such sales, VCI shall deliver within 10 days after the Addition Date to VDF all documents constituting "instruments" (as defined in the UCC as in effect in the applicable jurisdiction) with such endorsements attached as VDF may reasonably require.

          4.   Acceptance by VDF.  Subject to the satisfaction of the conditions
               -----------------
set forth in Section 6 of this Assignment, VDF hereby acknowledges its
             ---------
acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to VDF pursuant to Section 3(a) of this Assignment.
                                               ------------

          5.   Representations and Warranties of VCI.  VCI hereby represents and
               -------------------------------------
warrants to VDF, on behalf of the Trust, as of the date of this Assignment and as of the Addition Date that:

          1.   Legal, Valid and Binding Obligation.  This Assignment constitutes
               -----------------------------------
a legal, valid and binding obligation of VCI, enforceable against VCI in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          2.   Organization and Good Standing.  VCI is a corporation duly
               ------------------------------
organized and validly existing and in good standing under the law of the State of Delaware and has, in all material respects, full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Assignment;

          3.   Due Qualification.  VCI is duly qualified to do business and,
               -----------------
where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder;

          4.   Eligible Accounts.  Each Additional Account designated hereby is
               -----------------
an Eligible Account;

          5.   Selection Procedures.  No selection procedures believed by VCI to
               --------------------
be adverse to the interests of the Noteholders, the Residual Interestholder or any Enhancement Providers were utilized in selecting the Additional Accounts designated hereby;

          6.   Insolvency.  As of the Notice Date and the Addition Date, VCI is
               ----------
not insolvent nor, after giving effect to the conveyance set forth in Section 3
                                                                      ---------
of this Assignment, will it have been made insolvent, nor is it aware of any pending insolvency;

          7.   Valid Transfer.  This Assignment constitutes a valid sale,
               --------------
transfer and assignment to VDF of all right, title and interest of VCI in the Receivables and the related Collateral Security and the proceeds thereof and upon the filing of the financing statements described in Section 3 of this
                                                         ---------
Assignment with the Secretary of State of the State of Michigan and other applicable states and, in the case of the Receivables and the related Collateral Security hereafter created and the proceeds thereof, upon the creation thereof, VDF shall have a first priority perfected ownership interest in such property;

          8.   Due Authorization.  The execution and delivery of this Assignment
               -----------------
and the consummation of the transactions provided for or contemplated by this Assignment have been duly authorized by VCI by all necessary corporate action on the part of VCI;

          9.   No Conflict.  The execution and delivery of this Assignment, the
               -----------
performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which VCI is a party or by which it or its properties are bound;

         10.   No Violation.  The execution and delivery of this Assignment by
               ------------
VCI, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof will not conflict with or violate any material Requirements of Law applicable to VCI;

         11.   No Proceedings.  Except as described in Schedule 2 hereto, there
               --------------                          ----------
are no proceedings or, to the best knowledge of VCI, investigations pending or threatened against VCI before any Governmental Authority (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of VCI, would materially and adversely affect the performance by VCI of its obligations under this Assignment, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment or (v) seeking to affect adversely the income tax attributes of the Trust under the United States federal or any State income, single business or franchise tax systems;

         12.   Record of Accounts.  As of the Addition Date, Schedule 1 to this
               ------------------                            ----------
Assignment is an accurate and complete listing in all material respects of all the Additional Accounts as of the Additional Cut-Off Date and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Additional Cut-Off Date;

         13.   No Liens.  Each Receivable and all Collateral Security existing
               --------
on the Addition Date has been conveyed to VDF free and clear of any Lien;

         14.   All Consents Required.  With respect to each Receivable and all
               ---------------------
Collateral Security existing on the Addition Date, all material consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by VCI in connection with the conveyance of such Receivable or Collateral Security to the Trust, the execution and delivery of this Assignment and the performance of the transactions contemplated hereby have been duly obtained, effected or given and are in full force and effect; and

         15.   Eligible Receivables.  On the Additional Cut-Off Date, each
               --------------------
Receivable conveyed to the Trust as of such date is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to VDF in accordance with Section 2.8 of the Receivables Purchase Agreement.
                       -----------

          6.   Conditions Precedent.  The acceptance of VDF set forth in Section
               --------------------                                      -------
4 of this Assignment is subject to the satisfaction, on or prior to the Addition
-
Date, of the following conditions precedent:

          1.   Representations and Warranties.  Each of the representations and
               ------------------------------
warranties made by VCI in Section 5 of this Assignment shall be true and correct
                          ---------
as of the date of this Assignment and as of the Addition Date;

          2.   Agreement.  Each of the conditions set forth in Section 2.4(b) of
               ---------                                       --------------
the Receivables Purchase Agreement (other than Sections 2.4(b)(i) in the case of
                                               ------------------
Automatic Additional Accounts designated by VCI pursuant to Section 2.5(b) of the Trust Sale and Servicing Agreement) applicable to the designation of the Additional Accounts to be designated hereby shall have been satisfied; and

          3.   Addition Information.  VCI shall have delivered to VDF such
               --------------------
information as was reasonably requested by VDF to satisfy itself as to the accuracy of the representation and warranty set forth in Section 5(d) of this
                                                         ------------
Assignment.

          7.   Ratification of Agreement.  As supplemented by this Assignment,
               -------------------------
the Receivables Purchase Agreement is in all respects ratified and confirmed and the Receivables Purchase Agreement as so supplemented by this Assignment shall be read, taken and construed as one and the same instrument.

          8.   Counterparts.  This Assignment may be executed in two or more
               ------------
counterparts (and by different parties in separate counterparts),each of which shall be an original but all of which together shall constitute one and the same instrument.

          9.   GOVERNING LAW.  THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE
               -------------
THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS OR ANY OTHER JURISDICTION'S CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                   *  *  *  *

      IN WITNESS WHEREOF, VCI and VDF have caused this Assignment to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                              VW CREDIT, INC.,




                              By:__________________________________
                              Name:
                              Title:


                              VOLKSWAGEN DEALER FINANCE, LLC,




                              By:__________________________________
                              Name:
                              Title:

                                   Schedule 1
                                   ----------

                                List of Accounts

                                  Schedule 2
                                  ----------

                              List of Proceedings

                                                                       EXHIBIT B
                                                                          TO RPA


                          FORM OF OPINION OF COUNSEL

   (As required by Section 8.2(d)(i) of the Receivables Purchase Agreement)
                   -----------------

     (1) The Amendment to the Receivables Purchase Agreement, attached hereto as Schedule 1 (the "Amendment"), has been duly authorized, executed and
   ----------
delivered by VCI and constitutes the legal, valid and binding agreement of VCI, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally from time to time in effect. The enforceability of VCI's obligations is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (2) The Amendment has been entered into in accordance with the terms and provisions of Section 8.1 of the Receivables Purchase Agreement.
              ------------

                                                                       EXHIBIT C
                                                                          TO RPA


            FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVAL ACCOUNTS


(As required by Section 2.6(c) of the Receivables Purchase Agreement referred to
                --------------
below)

REASSIGNMENT NO. ____ OF RECEIVABLES, dated as of______________, by and between VOLKSWAGEN DEALER FINANCE LLC ("VDF"), as buyer, and VW CREDIT, INC. ("VCI"), as
                                ---                                    ---
seller, pursuant to the Receivables Purchase Agreement referred to below.

                             W I T N E S S E T H:


     WHEREAS VCI and VDF are parties to the Receivables Purchase Agreement dated as of July 1, 2000 (as amended or supplemented, the "Receivables Purchase
                                                     --------------------
Agreement");
---------

     WHEREAS, pursuant to the Receivables Purchase Agreement, VCI wishes to remove all Receivables from certain Accounts and the Collateral Security thereof (the "Removed Accounts") and to cause VDF to reconvey the Receivables of such
      ----------------
Removal Accounts and such Collateral Security, whether now existing or hereafter created, and all amounts currently held by VDF or thereafter received by the Trust in respect of such Removed Accounts, from VDF to VCI (as each such term is defined in the Receivables Purchase Agreement); and

     WHEREAS VDF is willing to accept such removal and to reconvey the Receivables in the Removed Accounts, such Collateral Security and any related amounts held or received by the Trust subject to the terms and conditions hereof.

     NOW, THEREFORE, VCI and VDF hereby agree as follows:

          10.  Defined Terms. All terms defined in the Receivables Purchase
               -------------
Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

      "Removal Date" shall mean, with respect to the Removal Accounts designated hereby, ________________, ____.

          11.  Notice of Removal Accounts.
               --------------------------

          1. Not less than five Business Days prior to the Removal Date, VCI shall furnish to VDF, any Agent, any Enhancement Providers and the Rating Agencies a written notice specifying the Determination Date (which may be the Determination Date on which such notice is given) on which removal of the Receivables of one or more Accounts will occur, such date being a Removal Date.

          2. On or before the fifth business day after the Removal Date, VCI shall furnish to the Owner Trustee and the Indenture Trustee a computer file, microfiche list or other list of the Removed Accounts that were removed on the Removal Date, specifying for each Removed Accounts as of the date of the Removal Notice its number, the aggregate amount outstanding in such Removed Accounts and the aggregate amount of Principal Receivables therein and represent that such computer file, microfiche list or other list of the Removed Accounts is true and complete in all material respects. Such file or list shall be marked as
Schedule 1 to this Reassignment and shall be incorporated into and made a part
----------
of this Reassignment as of the Removal Date and shall amend Schedule 1 to the
                                                            ----------
Receivables Purchase Agreement.

          12.  Conveyance of Receivables and Accounts.
               --------------------------------------

          1. VDF does hereby transfer, assign, set over and otherwise convey to VCI, without recourse, representation or warranty on and after the Removal Date, all right, title and interest of the Trust in, to and under all Receivables now existing at the close of business on the Removal Date and thereafter created from time to time until the termination of the Trust in Removed Accounts designated hereby, all Collateral Security thereof, all monies due or to become due and all amounts received with respect thereto (including all Non-Principal Receivables), all proceeds (as defined in Section 9-306 of the UCC as in effect in the State of Michigan and Recoveries) thereof relating thereto.

          2. If requested by VCI, in connection with such transfer, VDF agrees to execute and deliver to VCI on or prior to the date of this Reassignment, a termination statement with respect to the Receivables existing at the close of business on the Removal Date and thereafter created from time to time and Collateral Security thereof in the Removed Accounts reassigned hereby (which may be a single termination statement with respect to all such Receivables and Collateral Security) evidencing the release by the Trust of its lien on the Receivables in the Removed Accounts and the Collateral Security, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such lien.

          13.  Acceptance by VDF. VDF hereby acknowledges that, prior to or
               -----------------
simultaneously with the execution and delivery of this Reassignment, VCI delivered to VDF the computer file or such microfiche or written list described in Section 2(b) of this Reassignment.
   ------------

          14.  Representations and Warranties of VCI. VCI hereby represents and
               -------------------------------------
warrants to VDF as of the date of this Reassignment and as of the Removal Date:

          1.   Legal, Valid and Binding Obligation. This Reassignment
               -----------------------------------
constitutes a legal, valid and binding obligation of VCI, enforceable against VCI in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          2.   No Early Amortization Event or Investment Event. The removal of
               -----------------------------------------------
the Accounts hereby removed shall not, in the reasonable belief of VCI, cause an Early Amortization Event or Investment Event to occur or cause the Pool Balance to be less than the Required Pool Balance;

          3.   Selection Procedures. No selection procedures believed by VCI to
               --------------------
be adverse to the interests of the Noteholders, Residual Interestholder or any Enhancement Providers were utilized in selecting the Accounts to be removed; and

          4.   True and Complete List. The list of Removed Accounts described
               ----------------------
in Section 2(b) of this Assignment is, as of the Removal Date, true and complete
   ------------
in all material respects.

Provided, however, that in the event that the removal on such Removal Date relates solely to Ineligible Accounts, VCI shall be deemed to make only the representations and warranties contained in paragraph 5(a) above.
                                            --------------

          15.  Condition Precedent. In addition to the conditions precedent set
               -------------------
forth in Section 2.6 of the Receivables Purchase Agreement, the obligation of
         -----------
VDF to execute and deliver this Reassignment is subject to VCI having delivered on or prior to the Removal Date to VDF, any Agent, the Owner Trustee, the Indenture Trustee and any Enhancement Providers an Officers` Certificate certifying that (i) as of the Removal Date, all requirements set forth in
Section 2.6 of the Receivables Purchase Agreement for removing such Accounts and
-----------
reconveying the Receivables of such Removal Accounts and the Collateral Security, whether existing at the close of business on the Removal Date or thereafter created from time to time until the termination of the Trust, have been satisfied, and (ii) each of the representations and warranties made by VCI in Section 5 hereof is true and correct as of the date of this Reassignment and
   ---------
as of the Removal Date. VDF may conclusively rely on such Officers' Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

          16.  Ratification of Agreement. As supplemented by this Reassignment,
               -------------------------
the Receivables Purchase Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

          17.  Counterparts. This Reassignment may be executed in two or more
               ------------
counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

          18.  GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN
               -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS OR ANY OTHER JURISDICTION'S CONFLICT OF LAW PROVISIONS,

AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                                 *   *   *   *

     IN WITNESS WHEREOF, the undersigned have caused this Reassignment to be duly executed and delivered by their respective duly authorized officer on the day and year first above written.

                         VW CREDIT, INC.




                         By:____________________________________
                         Name:
                         Title:



                         VOLKSWAGEN DEALER FINANCE, LLC




                         By:____________________________________
                         Name:
                         Title: